Exhibit 10.3
REDWIRE CORPORATION
2021 OMNIBUS INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
(EMPLOYEE)
THIS AGREEMENT (the “Agreement”) is effective as of the Grant Date, by and between Redwire Corporation, a Delaware corporation (the “Company”), and Grantee.

Grantee:
Grant Date:
Grant Number:
Number of Restricted Stock Units:

The Company has adopted the Redwire Corporation 2021 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), by this reference made a part hereof, for the benefit of eligible employees, prospective employees, consultants and non-employee directors of the Company or any of its Affiliates. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.
Pursuant to the Plan, the Committee, which has generally been assigned responsibility for administering the Plan, has determined that it would be in the interest of the Company and its stockholders to grant the Restricted Stock Units (the “RSUs”) provided herein in order to provide the Grantee with the potential to earn additional remuneration for services rendered, to encourage the Grantee to remain in the employ of, or in service to, the Company or its Affiliates and to increase the Grantee’s personal interest in the continued success and progress of the Company.
The Company and the Grantee therefore agree as follows:
1.Grant of RSUs. Pursuant to the Plan and subject further to the terms and conditions herein, the Company and the Grantee enter into this Agreement pursuant to which the target number of RSUs the Company grants to the Grantee is Number of Restricted Stock Units (the “Target Award”) and the maximum number of RSUs subject to this Agreement shall be 200% of the Target Award, where each RSU represents the right to receive one share of Stock.
2.Vesting of RSUs. The RSUs shall be subject to the performance-based vesting provisions below, subject to the Grantee’s continuous employment or service with the Company or any of its Affiliates. The Grantee may earn between 0% and 200% of the Target Award in accordance with the below matrix (the “Performance Requirements”) during the Performance Period. Payouts between performance levels will be determined based on straight line interpolation (with any fractional RSU rounded down to the nearest whole number of shares of Stock). The “Performance Period” shall be measured over the period beginning January 1, [Year 1] and ending December 31, [Year 3].

Goal	Threshold 0%	Target 100%	Maximum 200%
Stock Price

Exhibit 10.3
For purposes of the determining vesting under the Performance Requirements, the Stock price shall be determined at the close of regular trading on the principal exchange on which the Stock is listed or traded on the last day of the Performance Period. Any RSUs that do not vest by the end of the Performance Period shall be forfeited for no consideration.
3.Settlement of RSUs. Any RSUs that vest pursuant to Section 2 or Section 4 hereof shall be settled as soon as practicable following the applicable vesting date, but in no event later than thirty (30) days (or such shorter time period specified in Section 4) following such vesting date. Upon such settlement the Company shall deliver to the Grantee certificates representing the applicable number of shares of Stock or cause the applicable number of shares of Stock to be evidenced in book-entry form in the Grantee’s name in the stock register of the Company maintained by the Company’s transfer agent.
4.Termination of Employment or Service. Subject to Section 4(a) below, if the Grantee ceases employment or service to the Company or the applicable Affiliate for any reason, any unvested RSUs will be immediately forfeited and cancelled, and the Grantee will thereupon cease to have any right or entitlement to receive any shares of Stock under this Agreement.
(a)Notwithstanding the foregoing,
(i)upon a Termination due to death or Disability, one hundred percent (100%) of the RSUs shall vest as of the date of such Termination (which shall be considered a vesting date for purposes of Section 3) and be settled pursuant to Section 3 hereof; or
(ii)upon the occurrence of a Change in Control, (x) to the extent the RSUs are not assumed by the surviving entity in connection with such Change in Control, if the Change in Control occurs during the Performance Period while any of RSUs are unvested, the Performance Period will be deemed to end on the day immediately preceding the Change in Control and the Performance Requirements will be measured based on the price per share of Stock to be paid in the Change in Control in accordance with the definitive agreement governing the transaction constituting the Change in Control (or, in the absence of such agreement, the closing price per share of Stock on the last trading day prior to the Change in Control, as reported at the close of regular trading on the principal exchange on which the Stock is listed); and (y) to the extent the RSUs are assumed by the surviving entity in connection with such Change in Control, upon a Termination by the Company or an Affiliate without Cause within the twenty-four (24) month period following such Change in Control and prior to the last day of the Performance Period, one hundred percent (100%) of the RSUs shall vest as of the date of such Termination and be settled pursuant to Section 3 hereof.
5.No Ownership Rights Prior to Issuance of Shares of Stock; Dividend Equivalents.
(a)Neither the Grantee nor any other person shall become the beneficial owner of the shares of Stock underlying the RSUs, nor have any rights of a shareholder (including, without limitation, dividend and voting rights) with respect to any such shares of Stock, unless and until and after such shares of Stock have been settled and delivered to the Grantee pursuant to Section 3 hereof.
(b)Notwithstanding the foregoing, if, after the Grant Date and prior to the distribution or payment in settlement of the RSUs, dividends with respect to the shares of Stock underlying the RSUs are declared or paid by the Company, the Grantee shall be entitled to

Exhibit 10.3
receive the equivalent value (in cash or shares of Stock) of any such dividends paid on such shares of Stock (“Dividend Equivalents”) in an amount, without interest, equal to the cumulative dividends declared or paid on a share of Stock, if any, during such period multiplied by the number of RSUs that vest. Dividend Equivalents will be subject to the same terms and conditions of this Agreement applicable the RSUs. The Dividend Equivalents will be paid on the applicable date of distribution or payment in settlement of the underlying RSUs in cash or shares of Stock, as determined by the Committee in its discretion. If the underlying RSUs are forfeited or cancelled prior to the applicable date of distribution or payment in settlement of the underlying RSUs for any reason, any accrued and unpaid Dividend Equivalents related to forfeited or cancelled RSUs shall be forfeited and cancelled.
6.Mandatory Withholding of Taxes.
(a)Subject to Section 6(b), prior to the issuance of Stock or cash otherwise payable or deliverable to Grantee, the Grantee must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state, and local withholding obligations of the Company. The Grantee may satisfy any federal, state, or local tax withholding obligation relating to the RSUs by any of the following means, or by a combination of such means:
(i)tendering a cash payment;
(ii)authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Grantee as a result of the vesting of the RSUs; provided, however, that no shares of Stock shall be withheld with a value exceeding the product of the maximum federal rate that could be applicable to the Grantee and the Fair Market Value of the shares of Stock;
(iii)utilizing a broker-assisted sale or cashless exercise;
(iv)delivering to the Company previously owned and unencumbered shares of Stock; and/or
(v)by any other means approved by the Committee.
(b)Withholding Tax Election. Unless otherwise determined by the Committee, by accepting this award, Grantee understands and agrees that as a condition of the grant of the RSUs pursuant to this Restricted Stock Unit Award Agreement, Grantee is required to, and hereby affirmatively elects to (the “Sell to Cover Election”): (1) sell that number of shares of Stock determined in accordance with Section 6(c) as may be necessary to satisfy all applicable withholding obligations with respect to any taxable event arising in connection with the RSUs, and (2) to allow the Agent (as defined in Section 6(c)) to pay the cash proceeds of such sale(s) to the Company. Additionally, Grantee agrees that the Agent may effect sales as provided in clause (1) above in one or more sales and that the average price for executions resulting from bunched orders, meaning sales of shares of Stock for other RSU award recipients who have RSU awards vesting on the same date as the Grantee, will be assigned to Grantee’s account, and Grantee has no control over the time of such sales. Moreover, if the Company determines that the sale of shares of Stock would adversely impact the Company, the Grantee or otherwise, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell shares of Stock as provided by clause (1) above, in which case the Company will allow the Grantee to satisfy such tax obligations through one or more of the methods set forth in Section 6(a)(i)-(v) above as determined by the Company. Furthermore, Grantee hereby directs the Company to make a cash payment equal to the required tax withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities. Grantee hereby represents and warrants that on the date hereof Grantee (i) is not aware of any material, nonpublic

Exhibit 10.3
information with respect to the Company or any securities of the Company, (ii) is not subject to any legal, regulatory, or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Stock effected by the Agent pursuant to the Agreement, and (iii) is entering into the Agreement and this election to “sell to cover” in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is Grantee’s intent that this election to “sell to cover” comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.
(c)The Company will have the authority and the right to deduct or withhold, or to require Grantee to pay to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs. In satisfaction of the tax withholding obligations and in accordance with the Sell to Cover Election, Grantee has irrevocably elected to sell the portion of the shares of Stock to be delivered under the RSUs necessary so to satisfy the tax withholding obligations and Grantee will execute any letter of instruction or agreement required by the Company’s transfer agent or stock plan administrator (together with any other party the Company determines necessary to execute the Sell to Cover Election, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company or its affiliates. The Company will not be obligated to deliver any new certificate representing shares of Stock to Grantee or Grantee’s legal representative or enter such shares of Stock in book entry form unless Grantee or Grantee’s legal representative has paid or otherwise satisfied in full the amount of all federal, state, and local taxes applicable to Grantee’s taxable income resulting from the grant or vesting of the RSUs or the issuance of Stock upon the settlement of the RSUs. In accordance with Grantee’s Sell to Cover Election included, Grantee hereby acknowledges and agrees:
(i)Grantee appoints the Agent as Grantee’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on Grantee’s behalf, as soon as practicable on or after the shares of Stock are issued upon the vesting of the RSUs, that number (rounded up to the next whole number) of the shares of Stock so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent and (2) apply any remaining funds to Grantee’s federal tax withholding.
(ii) Grantee authorizes the Company and the Agent to cooperate and communicate with one another to determine the amount of Stock that must be sold pursuant to subsection (i) above.
(iii)Grantee understands that the Agent may conduct the sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to Grantee’s account. In addition, Grantee acknowledges that it may not be possible to sell Stock as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to Grantee or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Stock may be traded. Grantee further agrees and acknowledges that in the event the sale of Stock would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Stock as provided by subsection (i) above. In the event of the Agent’s inability to sell Stock, Grantee will continue to be responsible for the timely

Exhibit 10.3
payment to the Company and/or its affiliates of all federal, state, local, and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (i) above.
(iv)Grantee acknowledges that regardless of any other term or condition of this section, the Agent will not be liable to Grantee for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.
(v)Grantee hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this section. The Agent is a third-party beneficiary of this section.
(vi)This section will terminate not later than the date on which all tax withholding obligations arising in connection with the vesting or settlement of the RSUs has been satisfied.
(vii)No Stock certificates (or their electronic equivalent) will be distributed to Grantee unless Grantee has paid any withholding taxes that are due as a result of the vesting or settlement of the RSUs.
(viii)If Grantee fails to make timely payment of withholding taxes in connection with the settlement of the RSUs, the Company has the right to satisfy all or any portion of the withholding taxes by withholding Stock otherwise issuable upon settlement of the RSUs.
7.Restrictions Imposed by Law. The Grantee agrees that the Company will not be obligated to deliver any shares of Stock to the Grantee if counsel to the Company determines that such delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance or delivery of shares of Stock to comply with any such law, rule, regulation or agreement.
8.Assignability. Except as expressly provided herein, the RSUs are not transferable (voluntarily or involuntarily) other than by will or the laws of descent and distribution and may not otherwise be assigned, pledged, hypothecated or otherwise disposed of and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the award provided for herein shall immediately become null and void, and the RSUs shall be immediately forfeited and cancelled therefor for no consideration.
9.Notice. Any notice required under this Agreement to be given or delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Grantee must be in writing and addressed to the Grantee at the address the Grantee designates in writing to the Company.
10.Grantee Employment or Service. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the employ or service of the Company or any of its

Exhibit 10.3
Affiliates or interfere in any way with the right of the Company or applicable Affiliate to terminate the Grantee’s employment or service at any time, with or without Cause.
11.Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions of the Agreement will remain fully effective and enforceable.
12.Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all exhibits and schedules appended hereto, including the Plan. This Agreement is entered into, and the award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the Sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
13.Duplicate Originals. The Company and the Grantee may execute any number of copies of this Agreement. Each executed copy shall be an original, but all of them together represent the same agreement.
14.Rules by Committee. The rights of the Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.
15.Entire Agreement. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the RSUs and replaces and makes null and void any prior agreements, oral or written, between the Grantee and the Company with respect to the RSUs.
16.Code Section 409A. Payments under this Agreement are designed to be made in a manner that is exempt from Code Section 409A as a “short-term deferral,” and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
17.Forfeiture and Clawback Provisions. Notwithstanding any other provision in this Agreement, all RSUs (including any proceeds, gains or other economic benefit actually or constructively received with respect thereto) shall, unless otherwise determined by the Committee or required by applicable law, be subject to the provisions of any clawback policy implemented by the Company or otherwise required by applicable law, whether or not such clawback policy was in place at the Grant Date and whether or not the RSUs are vested.
18.Restrictive Covenants. All outstanding RSUs that have not been settled shall be automatically forfeited to the extent the Grantee violates any noncompetition, nonsolicitation, or any other restrictive covenants that may be contained in any employment or service agreement, restrictive covenant agreement, or any other agreement between the Company or any of its Affiliates and the Grantee, whether entered into prior to, on, or following the Grant Date, and the Grantee hereby reaffirms all such obligations.

Exhibit 10.3
19.Grantee Acceptance. The Grantee shall signify acceptance of the terms and conditions of this Agreement by executing this Agreement and returning an executed copy to the Company.
[Signature Page Follows]

Exhibit 10.3
REDWIRE CORPORATION
By:
Name:
Title:
ACCEPTED:

Grantee

Signature Page
to
Performance-Based Restricted Stock Unit Award Agreement